EXHIBIT 99.1

NEWS RELEASE
For Immediate Release	Contact: Pat Lawlor
(925) 328-4656	Vice President, Finance/Chief Financial Officer

Giga-tronics Announces its Fourth Quarter Earnings and Conference Call on May 4, 2010

SAN RAMON, Calif. – April 23, 2010 – Giga-tronics Incorporated (Nasdaq: GIGA) will release results for the fourth quarter and fiscal year 2010 results on Tuesday, May 4, 2010, after the close of trading on the Nasdaq Stock Market.

Also on Tuesday, May 4, 2010, Giga-tronics will host a conference call at 4:30 p.m. ET to discuss the results and provide an update on the company's operations.

To participate in the call, dial 877-407-8035 domestically or 201-689-8035 for international.  It is recommended that you call in 5 - 10 minutes prior to the start time.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via Giga-tronics’ website at www.gigatronics.com or through www.InvestorCalendar.com

A replay of the call will be available later on Giga-tronics’ website under “Investor Relations”.  This conference call discussion will reflect management's views as of May 4, 2010 only.

Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in both defense electronics and wireless telecommunications.

Headquartered in San Ramon, California, Giga-tronics is a publicly held company, traded over the counter on NASDAQ Capital Market under the symbol "GIGA".